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                                                                     Exhibit 5.1



                           Drinker Biddle & Reath LLP
                                One Logan Square
                             18th and Cherry Streets
                        Philadelphia, Pennsylvania 19103


May 23, 2001


Pegasus Satellite Communications, Inc.
c/o Pegasus Communications Management Company
225 City Line Avenue
Suite 200
Bala Cynwyd, Pennsylvania 19004

                     Re: Registration Statement on Form S-4
                         ----------------------------------

Ladies and Gentlemen:

         As counsel to Pegasus Satellite Communications, Inc., a Delaware corporation (the "Company"), we have assisted in the preparation and filing of the Company's Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) $172,952,912 in liquidation preference of the Company's 12-3/4% Series B Cumulative Exchangeable Preferred Stock (the "Series B Preferred Stock") to be issued by the Company in exchange for $172,952,912 in liquidation preference of the Company's 12-3/4% Series A Cumulative Exchangeable Preferred Stock (the "Series A Preferred Stock") and (ii) such indeterminate principal amount of the Company's 12-3/4% Senior Subordinated Exchange Notes due 2007 (the "Exchange Notes") as may become issuable upon or in connection with the exchange of the Series B Preferred Stock, as adjusted for stock splits, stock dividends or similar transactions.

         In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of the Company, each as amended, the Certificate of Designation, Preferences and Relative, Participating, Optional and Other Special Rights Of Preferred Stock and Qualifications, Limitations and Restrictions of the Series B Preferred Stock, minutes and resolutions of the Company's Board of Directors, the form of Indenture under which the Exchange Notes will be issued (the "Indenture") and such other documents and corporate records relating to the Company and the issuance of the Series B Preferred Stock and the Exchange Notes as we have deemed appropriate. We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States, the laws of the Commonwealth of Pennsylvania and the Delaware General Corporation Law, and we express no opinion on the "blue sky" or securities law of any jurisdiction.


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         In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact that have not been independently established, we have relied upon representations of officers of the Company.

         On the basis of the foregoing, it is our opinion that (i) the shares of Series B Preferred Stock being registered for exchange have been duly authorized, and, upon issuance in exchange for the consideration recited in the Registration Statement, will be validly issued, fully paid and non-assessable; and (ii) the Exchange Notes have been duly authorized and, when the Exchange Notes shall have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture and upon the exchange of the Series B Preferred Stock, such securities will be legally issued and constitute binding obligations of the Company, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act as we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission.


                                      Very truly yours,

                                      /s/ Drinker Biddle & Reath LLP
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                                      DRINKER BIDDLE & REATH LLP